-------------------------------------------------------------------------------

NON-PARTICIPATING
FLEXIBLE PREMIUM VARIABLE
LIFE INSURANCE POLICY

DEATH PROCEEDS PAYABLE AT THE INSURED'S DEATH PRIOR TO THE MATURITY DATE. FLEXIBLE PREMIUMS PAYABLE FOR THE INSURED'S LIFE OR UNTIL THE MATURITY DATE. THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED IN THE DEATH BENEFIT PROVISIONS. THE CASH VALUE IN THE VARIABLE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT ACCOUNT AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. THE VARIABLE FEATURES OF THIS POLICY ARE DESCRIBED ON PAGES 13 THROUGH 16.

Farm Bureau Life Insurance Company will pay the benefits of this policy subject to all of its terms.

RIGHT TO EXAMINE POLICY

The owner may cancel this policy by delivering or mailing a written notice or sending a telegram or fax to the agent through whom it was purchased or the Farm Bureau Life Insurance Company, 5400 University Avenue, West Des Moines, Iowa 50266-5997 and by returning the policy or contract before midnight of the twentieth day after the date you receive the policy. Notice given by mail and return of the policy or contract by mail are effective on being postmarked, properly addressed and postage prepaid. Farm Bureau Life will refund within seven days after it receives notice of cancellation and the returned policy an amount equal to the sum of:

a) the cash value of the policy on the date the policy is received at our home office;
b) any premium expense charges which were deducted from premiums;
c) monthly deductions made on the policy date and any monthly deduction day;
   and
d) amounts approximating daily charges against the variable account.

Signed for and on behalf of Farm Bureau Life Insurance Company at its home office at 5400 University Avenue, West Des Moines, Iowa 50266-5997, effective as of the date of issue of this policy.




/s/ Edward M. Wiederstein                   /s/ Eugene R. Maahs
            President                              Secretary


FARM BUREAU                             [LOGO]
LIFE INSURANCE COMPANY

5400 University Avenue
West Des Moines, Iowa 50266-5997

-------------------------------------------------------------------------------
Form #: 434-114(03-96)

This policy is a legal contract between the owner and Farm Bureau Life Insurance Company.

READ YOUR POLICY CAREFULLY

INDEX OF MAJOR POLICY PROVISIONS

POLICY DATA...........................................................Page 3
   Insured; Insuring Age; Sex; Policy Number; Policy Date; Owner(s);
   Date of Issue; Death Benefit Option; Maturity Date; Current Specified Amount; Schedule of Forms and Premiums; Schedule of Administrative Charges.

TABLE OF GUARANTEED MAXIMUM MONTHLY INSURANCE RATES PER $1000.........Page 5

SPECIFIED AMOUNT FACTORS..............................................Page 6

SECTION 1 - DEFINITIONS...............................................Page 7
   1.1 You or Your; 1.2 Age; 1.3 Attained Age; 1.4 Business Day;
   1.5 Declared Interest Option; 1.6 Fund; 1.7 General Account;
   1.8 Home Office; 1.9 Monthly Deduction Day; 1.10 Net Premium;
   1.11 Policy Anniversary; 1.12 Policy Date; 1.13 Policy Year;
   1.14 SEC; 1.15 Surrender Charge; 1.16 Valuation Period;
   1.17 Variable Account; 1.18 We, Our, Us or the Company.

SECTION 2 - THE CONTRACT..............................................Page 8
   2.1 Death Proceeds 2.2 Death Benefit Options; 2.3 Contract;
   2.4 Modification; 2.5 Incontestable Clause; 2.6 Misstatement of
   Age or Sex; 2.7 Suicide; 2.8 Return of Policy and Policy Settlement;
   2.9 Maturity Proceeds; 2.10 Termination; 2-11 Non-Participation.

SECTION 3 - OWNERSHIP AND BENEFICIARIES...............................Page 10
   3.1 Ownership; 3.2 Beneficiary; 3.3 Change of Owner or Beneficiary;
   3.4 Assignment.

SECTION 4 - PREMIUMS AND REINSTATEMENT................................Page 11
   4.1 Premium Payment; 4.2 Payment Frequency; 4.3 Grace Period;
   4.4 Reinstatement; 4.5 Unscheduled Premiums; 4.6 Premium Limitations;
   4.7 Premium Application; 4.8 Allocation of Premium.

SECTION 5 - POLICY CHANGE.............................................Page 13
   5.1 Change of Specified Amount; 5.2 Specified Amount Decrease;
   5.3 Specified Amount Increase; 5.4 Change of Death Benefit Option;
   5.5 Life Insurance Qualification.

SECTION 6 - VARIABLE ACCOUNT..........................................Page 14
   6.1 Variable Account; 6.2 Subaccounts; 6.3 Fund Portfolios; 6.4 Transfers;
   6.5 Special Transfer Privilege.

SECTION 7 - CASH VALUE BENEFITS.......................................Page 16
   7.1 Cash Value Determination; 7.2 Net Cash Value; 7.3 Variable Cash
   Value; 7.4 Account Units; 7.5 Unit Value; 7.6 Declared Interest Option Cash Value; 7.7 Declared Interest Option Interest; 7.8 Monthly Deduction;
   7.9 Cost of Insurance; 7.10 Cost of Insurance Rate; 7.11 Basis of Values;
   7.12 Surrender; 7.13 Delay of Payment; 7.14 Continuance of Insurance;
   7.15 Annual Report.

SECTION 8 - POLICY LOANS..............................................Page 22
   8.1 Cash Loan; 8.2 Loan Value; 8.3 Loan Interest; 8.4 Loan Allocation;
   8.5 Loan Repayment.

SECTION 9 - PAYMENT OF PROCEEDS.......................................Page 23
   9.1 Choice of Options; 9.2 Payment Options; 9.3 Interest and Mortality;
   9.4 Requirements; 9.5 Effective Date; 9.6 Death of Payee; 9.7 Withdrawal of Proceeds; 9.8 Claims of Creditors.

PAYMENT OPTION TABLES.................................................Page 26

Any additional benefits and endorsements which apply to this policy are listed on page 3 and are described in the forms which follow page 27 of this policy.

POLICY DATA

Insured

Insuring Age

Sex

Policy Number

Policy Date

Owner(s)

Date of Issue

Death Benefit Option

Maturity Date

Current Specified Amount of                consisting of:
Description                 Specified Amount  Effective Date  Premium Class
AT ISSUE

Universal Adult Term Life Insurance Rider - Covered Adult

Current Specified Amount of                consisting of:
Description                 Specified Amount  Effective Date  Premium Class
AT ISSUE

------------------------ SCHEDULE OF FORMS AND PREMIUMS ---------------------

                                                                   Original
                                                    Amount or      Effective
Form No.        Description                         No. of Units   Date

434-114(03-96)   NON-PARTICIPATING FLEXIBLE PREMIUM
                 VARIABLE LIFE INSURANCE POLICY
434-024 (03-96)  UNIVERSAL WAIVER OF CHARGES RIDER
434-092 (03-96)  UNIVERSAL GUARANTEED INSURABILITY
                 OPTION RIDER
434-091 (03-96)  UNIVERSAL COST OF LIVING INCREASE
                 RIDER
434-085 (03-96)  LIVING BENEFIT RIDER
434-962R (03-96) UNIVERSAL ADULT TERM RIDER
434-832R (03-96) UNIVERSAL CHILDRENS TERM RIDER

                              SCHEDULE OF CHARGES
                              -------------------

Premium Expense Charge            7% of each premium payment (includes 2% for
                                  premium taxes)

Policy Expense Charge             $3.00 per month

First-Year Administrative Charge  A charge per $1,000 for 12 monthly deductions following issue. Also deducted for 12 months following any increase.
                                  See table on page 18.

Surrender Charge                  2% of the amount surrendered, not to exceed
                                  $25.00.

Transfer Charge                   $25.00

Mortality and Expense Risk Charge 0.0024548% of the variable cash value per day (equivalent to 0.90% per year)

Monthly Deduction Day             15th day of each month

Maximum Policy Loan Interest Rate 7.40% per year in advance (equal to an effective rate of 8.00% per year)

                         SCHEDULE OF INVESTMENT OPTIONS
                         ------------------------------

General Account            The general assets of Farm Bureau Life Insurance
                           Company

Separate Account           Farm Bureau Life Variable Account

Subaccounts                A) Money Market Subaccount
                           B) Value Growth Subaccount
                           C) Blue Chip Subaccount
                           D) High Grade Bond Subaccount
                           E) High Yield Bond Subaccount
                           F) Managed Subaccount

Fund                       FBL Variable Insurance Series Fund

Fund Portfolios            A) Money Market Portfolio
                           B) Value Growth Portfolio
                           C) Blue Chip Portfolio
                           D) High Grade Bond Portfolio
                           E) High Yield Bond Portfolio
                           F) Managed Portfolio

Allocation of Net Premium  A) Money Market Subaccount     100%
                           B) Value Growth Subaccount       0%
                           C) Blue Chip Subaccount          0%
                           D) High Grade Bond Subaccount    0%
                           E) High Yield Bond Subaccount    0%
                           F) Managed Subaccount            0%
                           G) General Account (DIO)         0%
                                                          100%

                          Form Number 434-114(03-96)
                          Policy Number 023003618V

               TABLE OF GUARANTEED MAXIMUM MONTHLY INSURANCE RATES PER $1,000 FOR TOBACCO AND NON-TOBACCO RATE CLASSES

                     Tobacco              Non-Tobacco                                Tobacco               Non-Tobacco
                     -------              -----------                                -------               -----------
Attained        Male        Female        Male         Female        Attained        Male        Female        Male        Female
 Age            Rate        Rate          Rate         Rate           Age            Rate         Rate         Rate         Rate
  0                                       0.08917      0.07251         50            0.79229     0.54530       0.40933     0.34929
  1                                       0.08917      0.07251         51            0.87076     0.58367       0.44603     0.37514
  2                                       0.08251      0.06750         52            0.95257     0.62706       0.48857     0.40433
  3                                       0.08167      0.06584         53            1.04609     0.67796       0.53612     0.43853
  4                                       0.07917      0.06417         54            1.15132     0.72970       0.59118     0.47356

  5                                       0.07501      0.06334         55            1.26326     0.78395       0.65209     0.51109
  6                                       0.07167      0.06084         56            1.38441     0.83820       0.71968     0.54947
  7                                       0.06667      0.06000         57            1.50978     0.90665       0.79146     0.58785
  8                                       0.06334      0.05834         58            1.64353     0.93838       0.86909     0.62456
  9                                       0.06167      0.05750         59            1.78234     0.98848       0.95675     0.66377

 10                                       0.06084      0.05667         60            1.93624     1.04359       1.05444     0.70967
 11                                       0.06417      0.05750         61            2.10944     1.11457       1.16302     0.76392
 12                                       0.07084      0.06000         62            2.30447     1.20061       1.28665     0.83236
 13                                       0.08251      0.06250         63            2.52553     1.31673       1.42787     0.91834
 14                                       0.09584      0.06667         64            2.76931     1.44626       1.58752     1.02021

 15                                       0.10751      0.07000         65            3.03334     1.59170       1.77899     1.13044
 16                                       0.11918      0.07334         66            3.30841     1.73551       1.95381     1.24906
 17                                       0.12835      0.07667         67            3.59706     1.88521       2.15965     1.36937
 18             0.18003     0.09084       0.13335      0.07917         68            3.89427     2.02074       2.38065     1.49055
 19             0.18837     0.09418       0.13835      0.08167         69            4.21099     2.17305       2.62186     1.62012

 20             0.19254     0.09666       0.14002      0.08417         70            4.56071     2.33460       2.89419     1.76979
 21             0.19420     0.09834       0.13919      0.08501         71            4.94853     2.54396       3.25305     1.94879
 22             0.19170     0.10084       0.13669      0.08667         72            5.38973     2.80367       3.55929     2.17053
 23             0.18837     0.10251       0.13418      0.08751         73            5.88695     3.12054       3.96902     2.44094
 24             0.18420     0.10584       0.13085      0.09001         74            6.42941     3.49047       4.42953     2.75926

 25             0.17837     0.10751       0.12668      0.09084         75            7.02991     3.90183       4.92413     3.16163
 26             0.17336     0.11168       0.12335      0.09334         76            7.64974     4.34547       5.45291     3.51565
 27             0.17170     0.11501       0.12168      0.09501         77            8.27796     4.81137       6.00585     3.94131
 28             0.17003     0.11835       0.12001      0.09751         78            8.90442     5.30129       6.58221     4.39675
 29             0.17170     0.12335       0.12001      0.10001         79            9.54780     5.81782       7.19473     4.89467

 30             0.17503     0.12918       0.12001      0.10334         80           10.23622     6.39564       7.86724     5.45628
 31             0.18087     0.13418       0.12252      0.10584         81           10.98690     7.04935       8.61695     6.10032
 32             0.18670     0.14002       0.12502      0.10918         82           11.82145     7.79699       9.46542     6.84571
 33             0.19587     0.14585       0.12918      0.11251         83           12.74626     8.64662      10.42336     7.70559
 34             0.20671     0.15502       0.13418      0.11835         84           13.72670     9.66332      11.64317     8.66019

 35             0.21921     0.16169       0.14085      0.12252         85           14.73050    10.64717      12.58987     9.70835
 36             0.23422     0.17420       0.14752      0.13002         86           15.72512    11.78647      13.75325    10.83105
 37             0.25340     0.19004       0.15669      0.13919         87           16.69584    12.88645      14.95279    12.03563
 38             0.27508     0.20754       0.16669      0.14919         88           17.75732    14.13279      16.16464    13.30897
 39             0.30009     0.22755       0.17837      0.16086         89           18.80718    15.32034      17.40526    14.67130

 40             0.32844     0.25006       0.19087      0.17336         90           19.86094    16.69153      18.69215    16.12162
 41             0.36180     0.27758       0.20588      0.18837         91           20.93947    18.15714      20.04733    17.68913
 42             0.39599     0.30343       0.22088      0.20337         92           22.08818    19.76127      21.51567    19.41995
 43             0.43519     0.33011       0.23339      0.21838         93           23.56765    21.58524      23.16008    21.39829
 44             0.47606     0.35679       0.25590      0.23339         94           25.47888    23.83051      25.25984    23.83051

 45             0.52277     0.38431       0.27674      0.24923
 46             0.56949     0.41267       0.29926      0.26590
 47             0.62038     0.44270       0.32344      0.28425
 48             0.67379     0.47356       0.34929      0.30426
 49             0.73387     0.50692       0.37848      0.32511

                           SPECIFIED AMOUNT FACTORS

  Attained                 Attained                  Attained
 Age At Date              Age At Date               Age At Date
  of Death      Factor     of Death      Factor       Of Death      Factor
   0-40          2.50         59          1.34           78          1.05
    41           2.43         60          1.30           79          1.05
    42           2.36         61          1.28           80          1.05
    43           2.29         62          1.26           81          1.05
    44           2.22         63          1.24           82          1.05
    45           2.15         64          1.22           83          1.05
    46           2.09         65          1.20           84          1.05
    47           2.03         66          1.19           85          1.05
    48           1.97         67          1.18           86          1.05
    49           1.91         68          1.17           87          1.05
    50           1.85         69          1.16           88          1.05
    51           1.78         70          1.15           89          1.05
    52           1.71         71          1.13           90          1.05
    53           1.64         72          1.11           91          1.04
    54           1.57         73          1.09           92          1.03
    55           1.50         74          1.07           93          1.02
    56           1.46         75          1.05           94          1.01
    57           1.42         76          1.05           95          1.00
    58           1.38         77          1.05

-------------------------------------------------------------------------------
                          SECTION 1 - DEFINITIONS
-------------------------------------------------------------------------------

1.1                means the person whose life is insured.
YOU AND YOUR


1.2                means age at the last birthday.
AGE


1.3                means your age at issue plus the number of policy years since
ATTAINED AGE       the policy date.


1.4                means a day when the New York Stock Exchange is open for
BUSINESS DAY       trading, except for the day after Thanksgiving, any other
                   designated Company holidays, and any day the home office is closed because of a weather-related or comparable type of emergency. Assets are valued at the close of the business day.

1.5 means an option pursuant to which cash value accrues interest DECLARED INTEREST at a guaranteed minimum rate. The declared interest option
OPTION             is supported by the general account.


1.6                means the fund shown on page 4. The fund is registered with
FUND the SEC under the Investment Company Act of 1940 as an open-end diversified management investment company.


1.7                means all our assets other than those allocated to the
GENERAL ACCOUNT    variable account or any other separate account. We have
                   complete ownership and control of the assets of the general account.


1.8                means Farm Bureau Life Insurance Company at 5400
HOME OFFICE        University Avenue, West Des Moines, Iowa, 50266-5997.


1.9 means the same date in each month as the policy date. The MONTHLY DEDUCTION charges for this policy are deducted on the business day
DAY                on or next following the monthly deduction day.


1.10               means the amount of premium remaining after the premium
NET PREMIUM        expense charge shown on page 4 has been deducted. This amount will be allocated among the subaccounts of the variable account and the declared interest option according to the allocations shown on page 4 or the most recent instructions received from the owner.

1.11               means the same date in each year as the policy date.
POLICY
ANNIVERSARY


1.12               means the policy date shown on page 3. This date is used to
POLICY DATE        determine policy years and any policy anniversaries.


1.13               means the 12-month period that begins on the policy date or
POLICY YEAR        on a policy anniversary.


1.14               means the Securities and Exchange Commission, a U.S.
SEC                government agency.

1.15               means a fee that is applied at the time of any partial
SURRENDER          or full surrender.  The surrender charge will be the lesser
CHARGE             of $25 or 2% of the amount surrendered.

1.16               means the period between the close of business on a
VALUATION PERIOD   business day and the close of business on the next
                   business day.

1.17               means the Separate Account shown on page 4. It is a unit
VARIABLE ACCOUNT   investment trust registered with the SEC under the
                   Investment Company Act of 1940.

1.18               means the Farm Bureau Life Insurance Company.
WE, OUR, US OR
THE COMPANY
------------------------------------------------------------------------------

                          SECTION 2 - THE CONTRACT
------------------------------------------------------------------------------

2.1                We will pay the death proceeds to the beneficiary:
DEATH
PROCEEDS           a) within seven days after receipt by us of due proof
                      of your death;

                   b) if the policy is in force on the date of your death; and

                   c) subject to the terms and conditions of this policy.

                   The death proceeds will be the sum of:

                   a) the death benefit shown under death benefit option on
                      page 3;

                   b) any premiums paid after the date of death; and

                   c) any unearned policy loan interest on the date of death;

                   less:

                   a) any policy loan; and

                   b) any policy loan interest due;

                   plus any interest credited on this amount from the date of death to the date of payment, the rate to be set by us but not less than 3% per year or any rate required by law.

2.2                The death benefit option in effect for this policy is shown
DEATH BENEFIT      on page 3 and is one of the following:
OPTIONS
                   Option A -- The death benefit will be the greater of a) and
                   b) where:

                   a) is the sum of the specified amount shown on page 3 and
                      the cash value; and

                   b) is the cash value multiplied by the specified amount
                      factor from the table on page 6 for your attained age.

                   Option B -- The death benefit will be the greater of a) and b) where:

                   a) is the specified amount shown on page 3; and

                   b) is the cash value multiplied by the specified amount
                      factor from the table on page 6 for your attained age.

                   All values are determined as of the end of the business day on or next following the date of death.

2.3                This policy is legal contract. We issue this policy in
CONTRACT consideration of the first premium and the statements in the application. The entire contract consists of:

                   a) this basic policy;

                   b) any endorsements or additional benefit riders;

                   c) the attached copy of your application; and

                   d) any amendments, supplemental applications or other
                      attached papers.

                   We rely on statements made in the application for the policy. These statements in the absence of fraud are deemed representations and not warranties. No statement will void this policy or be used in defense of a claim unless:

                   a) it is contained in the application; and

                   b) such application is attached to this policy.

2.4                No one can change any part of this policy except the
MODIFICATION       owner and one of our officers. Both must agree to a change, and it must be in writing. No agent may change this policy or waive any of its provisions.

2.5                We will not contest payment of the death benefit for any
INCONTESTABLE      reason other than fraud after this policy has been in force
CLAUSE             during your lifetime for two years from the date of issue
                   shown on page 3.

                   Any requested increase in the specified amount will be incontestable only after such increase has been in force during your lifetime for two years from the effective date of such increase.

2.6                We have the right to correct benefits for misstated age or
MISSTATEMENT       sex. In such an event, benefits will be the amount the
OF AGE OR SEX      premium actually paid would have bought at the correct age or sex.

2.7                If, within one year of the policy date, you die by suicide,
SUICIDE whether sane or insane, our liability is limited to the premium paid plus any unearned loan interest at the date of death, less any policy loan, any loan interest due and any partial surrenders.

                   Any increase in death benefits resulting from a requested increase in specified amount will not be paid if the insured dies by suicide, while sane or insane, within one year of the date of such increase. Instead, we will return to the owner an amount equal to the cost of insurance for such increase in specified amount.

2.8                We reserve the right to have this policy sent to us for
RETURN OF          any:
POLICY AND
POLICY             a) modification; b) death settlement; c) surrender;
SETTLEMENT         d) assignment; e) change of owner or beneficiary;
                   f) election; or g) exercise of any policy privilege.

                   We will send a payment contract to replace this policy if any payment option is chosen. All sums to be paid by us under this policy are considered paid when tendered by us at our home office.

2.9                If you are living on the maturity date and this policy is
MATURITY           in force, we will pay the proceeds to the owner. Such
PROCEEDS           proceeds will be:

                   a)  the cash value; less

                   b)  any policy loan.

                   The maturity date will be your attained age 95.

                   All values are determined as of the end of the business day on or next following the maturity date.

2.10               This policy ends when any one of the following events occurs:
TERMINATION
                   a)  the owner requests that the policy be canceled;

                   b)  you die;

                   c)  the policy matures;

                   d)  the policy is surrendered; or

                   e)  the grace period ends without payment of the premium.

2.11 This policy does not share in the Company's surplus or NON-PARTICIPATION profits.

-------------------------------------------------------------------------------
                    SECTION 3 - OWNERSHIP AND BENEFICIARIES
-------------------------------------------------------------------------------

3.1                The original owner of this policy is shown on page 3.
OWNERSHIP          Ownership of the policy may change according to the
                   provisions indicated in the original application or by a subsequent endorsement to the policy.

3.2                Beneficiaries are as named in the application, unless changed
BENEFICIARY        by the owner. The interests of any beneficiary in a class
                   who dies before you will pass to any survivors of the class, unless the policy provides otherwise. Secondary beneficiaries will have the right to receive the proceeds only if no primary beneficiary survives. If no beneficiary survives you, we will pay the proceeds to the owner or the owner's estate.

                   In finding and identifying beneficiaries we may rely on sworn statements, other facts, or evidence we deem satisfactory. Any benefits we pay based on such information will be a valid discharge of our duty up to the amount paid.

3.3                While you live, a change of owner or beneficiary can be made
CHANGE OF          at any time, subject to the following rules:
OWNER OR
BENEFICIARY        a)  the change must be in writing on a form acceptable to us;

                   b)  it must be signed by the owner;

                 c)  the form must be sent to our home
                     office and recorded by us; and

                 d)  the change will take effect on the
                     date signed, but it will not apply
                     to any payment or action by us before
                     we receive the form.

3.4              No assignment of this policy will bind us unless:
ASSIGNMENT
                 a)  it is in writing on a form acceptable
                     to us;

                 b)  signed by the owner and

                 c)  received by us at our home office.

                 We will not be responsible for the validity
                 of an assignment.
-------------------------------------------------------------------------------

                  SECTION 4 - PREMIUMS AND REINSTATEMENT
-------------------------------------------------------------------------------

4.1              The first premium must be equal to the greater of $100
PREMIUM          or an amount that, when reduced by the premium expense
PAYMENT          charge, will pay the monthly deductions for at least
                 three months. Thereafter, premium payments are flexible as to both timing and amount. Each premium is to be paid at our home office. No payment may be less than $100 without our consent.


4.2              The first premium is due on or prior to the policy date.
PAYMENT          We will send periodic reminder notices to the
FREQUENCY        owner upon request. The minimum amount for which such
                 notice will be sent will be $100. A reminder notice may be sent for different periods, which may be 12, 6, 3 or 1 month intervals. The reminder notice period may be changed upon request.


4.3              If the net cash value is not large enough on any monthly
GRACE            deduction day to cover the monthly deduction due, a grace
PERIOD           period of 61 days will be allowed for payment of a premium that, when reduced by the premium expense charge, is at least equal to three times the monthly deduction charge due such date. The grace period begins on the date we send the owner of record written notice of the required payment. Such premium shall be due on such monthly deduction day and if not received by us within the grace period, all coverage under this policy will terminate without value at the end of the 61-day period. If a claim by death during the grace period becomes payable under the policy, any due and unpaid monthly deductions due will be deducted from the proceeds.

4.4              Prior to the maturity date, a lapsed policy which has not
REINSTATEMENT    been surrendered for its cash value may be reinstated at any time within 5 years of the monthly deduction day immediately preceding the grace period which expired without payment of the required premium, subject to the following rules:

                 a)  You and the owner must send a written request to us.

                 b) You must provide proof of your good health and insurability satisfactory to us.

                 c) A premium sufficient to keep the policy in force for three months must be paid.

                 d) The owner must pay a charge equal to the cost of insurance for the coverage provided during the 61-day grace period which was in effect prior to the termination of this policy.

                e) The effective date of the reinstated policy will be the monthly deduction day on or next following the date we approve reinstatement.

4.5 Unscheduled premium payments of at least $100 may be made at UNSCHEDULED any time prior to the maturity date. The Company may, in its
PREMIUMS        discretion, waive the $100 minimum requirements. The Company reserves the right to limit the number and amount of unscheduled premium payments.

4.6             The company reserves the right to limit the number and amount
PREMIUM         of premium payments in order to maintain this policy's
LIMITATIONS     qualifications under federal tax law. We will refund any
                portion of a premium payment that would cause the policy to lose such qualification.

4.7             While any policy loan is outstanding, unless the owner
PREMIUM         requests otherwise, premium payments will be applied as
APPLICATION     a payment to reduce the outstanding balance of the loan.
                When such loan has been re-paid, the balance of any premium payment remaining after payment of the loan, plus any subsequent payments, will be allocated as described in the following provision.

4.8             The owner will determine the percentage of net premium that
ALLOCATION OF   will be allocated to each subaccount of the variable account
PREMIUM         and to the declared interest option. The owner may choose to allocate all the net premium, a percentage or nothing to a particular subaccount or to the declared interest option.
                Any allocation must be for at least 10% of the net premium.
                A fractional percent may not be chosen.

                Net premiums will be allocated to the declared interest option during the underwriting period. Upon completion of underwriting, net premiums will be allocated to the money market subaccount. When we receive a notice signed by the owner that the policy has been received and accepted, we will transfer part or all of the cash value in the money market subaccount in accordance with the net premium allocation percentages shown in the application. For any premium received after we receive the signed form, the net premium will be allocated in accordance with the net premium allocation percentages shown in the application or the most recent written instructions of the owner.

                The owner may change the allocation for future net premiums at any time, subject to the following rules:

                a)  the policy must be in force;

                b)  there must be a net cash value;

                c)  the change must be in writing on a form acceptable to us;

                d)  the form must be signed by the owner and

                e) the change will take effect on the business day on or next following the date we receive the signed form at our home office.

-------------------------------------------------------------------------------
                                SECTION 5 - POLICY CHANGE
-------------------------------------------------------------------------------

5.1               The owner may change the specified amount at any time after
CHANGE OF         the policy has been in effect for one policy year, subject to
SPECIFIED         the following rules:
AMOUNT
                  a)  The change must be in writing on a form acceptable
                      to us.

                  b)  It must be signed by the owner.

                  c) The change will take effect on the monthly deduction day coinciding with or next following the date the request is approved by us.

                  d) We will issue a new page 3 for any change in specified amount.

5.2               Any decrease in specified amount will reduce such amount in
SPECIFIED         the following order:
AMOUNT
DECREASE          a)  the specified amount provided by the most recent
                      increase will be reduced; then

                  b) the next most recent increases will be reduced in succession; and

                  c)  the initial specified amount will be reduced last.

                  The total specified amount which remains in force after a requested decrease may not be less than the minimum specified amount in effect for the policy on the date of decrease, as published by us.

5.3               In addition to the rules for change in specified amount, an
SPECIFIED         increase in specified amount is subject to the following:
AMOUNT
INCREASE          a)  proof of insurability acceptable to us; and

                  b) payment of the first month's cost of insurance or sufficient cash value for deduction of such cost of insurance.

5.4               The owner may request to change the death benefit option.
CHANGE OF         The change will take effect on the monthly deduction day
DEATH BENEFIT     coinciding with or next following the date we approve the
OPTION            request.

                  If Option A is changed to Option B, the current specified amount will not change.

                  If Option B is changed to Option A, the current specified amount will be reduced by an amount equal to the cash value on the effective date of the change.

5.5               If following a requested change of specified amount or a
LIFE              change of death benefit option, this policy would no longer
INSURANCE         qualify as life insurance under federal tax law, we will
QUALIFICATION     limit the change to an amount that would maintain such
                  qualification. The Company reserves the right to change the policy, in the event of future changes in the federal tax law, to the extent required to maintain the policy's qualification as life insurance under federal tax law.

-------------------------------------------------------------------------------
                          SECTION 6 - VARIABLE ACCOUNT
-------------------------------------------------------------------------------

6.1               We own the assets of the variable account. We will value
VARIABLE          the assets of the variable account each business day. The
ACCOUNT           assets of such account will be kept separate from the
                  assets of our general account and any other separate accounts. Income, and realized and unrealized gains or losses from assets in the variable account will be credited to or charged against such account without regard to our other income, gains or losses.

                  That portion of the assets of the variable account which equals the reserves and other policy liabilities of the policies which are supported by the variable account will not be charged with liabilities arising from any other business we conduct. We have the right to transfer to our general account any assets of the variable account which are in excess of such reserves and other policy liabilities.

                  While the variable account is registered with the SEC and thereby subject to SEC rules and regulations, it is also subject to the laws of the State of Iowa which regulate the operations of insurance companies incorporated in Iowa. The investment policy of the variable account will not be changed without the approval of the Insurance Commissioner of the State of Iowa. The approval process is on file with the insurance commissioner of the state in which this policy was delivered.

                  We also reserve the right to transfer assets of the variable account, which we determine to be associated with the class of policies to which this policy belongs, to another separate account. If this type of transfer is made, the term "variable account," as used in this policy, shall then mean the variable account to which the assets were transferred.

                  When permitted by law, we also reserve the right to:

                  a) deregister the variable account under the Investment Company Act of 1940;

                  b) manage the variable account under the direction of a committee;

                  c) restrict or eliminate any voting rights of owners, or other persons who have voting rights as to the variable account; and

                  d) combine the variable account with other separate accounts.

6.2               The variable account is divided into subaccounts. The
SUBACCOUNTS       subaccounts are listed on page 4. Subject to obtaining any approvals or consents required by applicable law, we reserve the right to eliminate or combine any subaccounts and the right to transfer the assets of one or more subaccounts to any other subaccount. We also reserve the right to add new subaccounts and make such subaccounts available to any class or series of policies as we deem appropriate. Each new subaccount would invest in a new portfolio of the Fund, or in shares of another investment company. The owner will determine the percentage of net premium that will be allocated to each subaccount in accordance with the allocation of premium provision.

6.3               The fund has several portfolios each of which corresponds
FUND              to one of the subaccounts of the variable account. The
PORTFOLIOS        portfolios are listed on page 4. Net premiums allocated to a subaccount will automatically be invested in the fund portfolio associated with that subaccount. The owner will share only in the income, gains or losses of the portfolio(s)
              to which net premiums have been allocated through the sub-accounts.

              We have the right, subject to compliance with any applicable laws, to make:

              a)     additions to;

              b)     deletions from; or

              c)     substitutions for

              the shares of a fund portfolio that are held by the variable account or that the account may purchase.

              We also reserve the right to dispose of the shares of a portfolio of the fund listed on page 4 and to substitute shares of another portfolio of such fund or another mutual fund portfolio, if:

              a) the shares of the portfolio are no longer available for investment; or

              b) if in our judgment further investment in the portfolio should become inappropriate in view of the purposes of the variable account.

              In the event of any substitution or change, we may, by appropriate endorsement, make such changes in this and other policies as may be necessary or appropriate to reflect the substitution or change.

6.4           The owner may transfer all or part of the cash value among the
TRANSFERS     sub-accounts of the variable account and between the subaccounts and the declared interest option, subject to the following rules:

              a)     The change must be in writing on a form acceptable to us.

              b)     The form must be signed by the owner.

              c) The transfer will take effect as of the end of the valuation period during which we receive the signed form at our Home Office.

              d) The owner may transfer amounts among the subaccounts of the variable account an unlimited number of times in a policy year.

              e) The owner may transfer amounts between the declared interest option and the variable account only once in a policy year.

              f) The first transfer in each policy year will be made without a transfer charge. Thereafter, each time amounts are transferred a transfer charge will be imposed. This transfer charge is shown on page 4.

              g) The cash value on the date of the transfer will not be affected by the transfer except to the extent of the transfer charge. Unless paid in cash, the transfer charge will be deducted on a pro rata basis from the declared interest option and/or the subaccounts to which the transfer is made.

              h)     The owner must transfer at least:

                     (1) a total of $100; or

                     (2) the total cash value in the subaccount or the total
                         cash value in the declared interest option less any policy loan, if the total amount transferred is less than $100.

                 The following additional rules apply to transfers from the declared interest option:

                 a) The cash value in the declared interest option after a transfer from such option must at least equal the amount of all policy loans.

                 b) No more than 50% of the net cash value in the declared interest option may be transferred unless the balance in the declared interest option after the transfer, would be less than $1,000. If the balance in the declared interest option would fall below $1,000, the full net cash value in the declared interest option may be transferred.

6.5              The owner may transfer, at any time, all of the amounts in
SPECIAL          the subaccounts to the declared interest option. This policy
TRANSFER         will then become one in which the benefits do not vary with
PRIVILEGE        the investment performance of the variable account. The owner must tell us this special transfer privilege is being exercised. We will then waive the transfer charge. The owner may exercise this special transfer privilege once per policy year.

                 If the owner exercises this special transfer privilege, we will automatically credit all future premium payments to the declared interest option until the owner requests a change in the allocation. At the time of the transfer, there is no effect on the policy's death benefit, cash value, specified amount, or net amount at risk, or on your premium class or attained age.

------------------------------------------------------------------------------
                              SECTION 7 - CASH VALUE BENEFITS
------------------------------------------------------------------------------

7.1              The cash value in the policy is equal to:
CASH VALUE
DETERMINATION    a) the cash value allocated to the subaccounts of the variable account; plus

                 b) the cash value in the declared interest option.

7.2              The net cash value of this policy will be the cash value less
NET CASH         a) less b) plus c) where:
VALUE
                 a) is the amount of any policy loan;

                 b) is any policy loan interest due; and

                 c) is any unearned loan interest.

7.3              On the business day on or next following the day we receive
VARIABLE         notice that the owner has received and accepted the policy,
CASH VALUE       the variable cash value is the total amount of net premium, if any, credited to the subaccounts of the variable account, minus the monthly deduction applicable to those subaccounts if the net premium is allocated on a monthly deduction day.
                 After such date, the policy's variable cash value is equal to the sum of the policy's cash value in each subaccount. The value in a subaccount is equal to a) multiplied by b) where:

                 a) is the current number of account units; and

                 b) is the current unit value.

                 The variable cash value will vary from business day to business day reflecting changes in a) and b) above.

7.4              When transactions are made which affect the variable cash
ACCOUNT UNITS    value, dollar amounts are converted to account units. The
                 number of account units for a transaction is found by dividing the dollar amount of the transaction by the current unit value.

                 The number of account units for a subaccount increases when:

                 a) net premiums are credited to that subaccount; or

                 b) transfers from the declared interest option or other
                    subaccounts are credited to that subaccount.

                 The number of account units for a subaccount decreases when:

                 a) the owner takes out a policy loan from that subaccount;

                 b) the owner makes a partial surrender from that subaccount;

                 c) we take a portion of the monthly deduction from that
                    subaccount; or

                 d) transfers are made from that subaccount to the declared interest option or other subaccounts.

7.5              The unit value for a subaccount on any business day is
UNIT VALUE       determined by dividing each subaccount's net asset value
                 by the number of units outstanding at the time of calculation. The unit value for each subaccount was set initially at $10.00 when the subaccounts first purchased fund shares. The unit value for each subsequent valuation period is calculated by dividing a) by b), where:

                 a) is:

                   (1) the net asset value of the net assets of the subaccount at the end of the preceding valuation period; plus

                   (2) the investment income and capital gains, realized
                       or unrealized, credited to the net assets of that subaccount during the valuation period for which the unit value is being determined; minus

                   (3) the capital losses, realized or unrealized, charged
                       against those net assets during the valuation period;
                       minus

                   (4) any amount charged against the subaccount for taxes,
                       or any amount set aside during the valuation period by the Company as a provision for taxes attributable to the operation or maintenance of that subaccount; minus

                   (5) a charge no greater than .0024548% of the daily net
                       assets in that subaccount
                       for each day in the valuation period. This corresponds to a charge of .90% per year of the average daily net assets of the subaccount for mortality and expense risks.

                 b) is the number of units outstanding at the end of the preceding valuation period.

                     The unit value for a valuation period applies for each day in the period. We will value the net assets in each subaccount at their fair market value in accordance with accepted accounting practices and applicable laws and regulations.

7.6                  The declared interest option cash value as of the policy
DECLARED             date is the net premium credited to the declared interest
INTEREST             option as of that date minus the monthly deduction
OPTION               applicable to the declared interest option for the first
CASH VALUE           policy month.

                     After the policy date, the declared interest option cash value is computed as a) +b) + c) + d) - e) - f), where:

                 a) is the declared interest option value on the preceding monthly deduction day plus any interest from the previous monthly deduction day to the date of calculation;

                 b) is the total of net premiums credited to the declared interest option since the preceding monthly deduction day, plus interest from the date premiums are credited to the date of calculation;

                 c) is the total of the transfers from the variable account to the declared interest option since the preceding monthly deduction day, plus interest from the date of transfer to the date of calculation;

                 d) is the total amount transferred from the variable account to thedeclared interest option to secure policy loans since the preceding monthly deduction day, plus interest from the date of transfer to the date of calculation;

                 e) is the total of the transfers to the variable account from the declared interest option since the preceding monthly deduction day, plus interest from the date of transfer to the date of the calculation; and

                 f) is the total of partial surrenders from the declared interest option since the preceding monthly deduction day, plus interest from the date of surrender to the date of calculation.

                 If the date of calculation is a monthly deduction day, we also reduce the declared interest option cash value by the applicable monthly deduction for the policy month following the monthly deduction day.

7.7              The minimum interest rate applied to the declared interest
DECLARED         option cash value is an effective rate of 4.5% per year.
INTEREST         Interest in excess of the minimum rate may be applied. The
OPTION           amount of the excess interest and the manner in which it
INTEREST         is determined will be set by us.

                 The interest credited on the portion of the declared interest option cash value which equals any policy loan will be no greater than 6% per year and may be less but not less than the guaranteed rate.

             Interest will be credited to the declared interest option cash value on each monthly deduction day.

7.8          The monthly deduction is a charge made each monthly deduction day
MONTHLY      from the declared interest option cash value and the variable
DEDUCTION    cash value on a proportionate basis as of the close of business on the monthly deduction day. For the purpose of determining the proportion of the deduction, the declared interest option cash value is reduced by the amount of any policy loans. We make the deduction from each subaccount of the variable account based on each subaccount's proportional percentage of the variable cash value.

             The monthly deduction for a policy month will be computed as
             a) plus b) plus c) plus d), where:

             a) is the cost of insurance as described in the cost of insurance provision;

             b) is the charge for all additional benefit riders attached to this policy;

             c) is a $3 per month policy expense charge; and

             d) is the monthly per $1,000 charge from the following table based on your age, multiplied by the number of thousands of specified amount or the number of thousands of any increase in specified amount. This charge will be deducted for 12 months following issue of this policy and during the 12 months following the effective date of an increase in the specified amount. The charge deducted during the 12 months following issue of the policy will be based on your attained age. The charge deducted during the 12 months following an increase in specified amount will be based on your age last birthday on the effective date of the increase. Should this policy lapse and later be reinstated, to the extent that the monthly per $1,000 charge was not deducted for a total of twelve policy months prior to lapse, the charges will continue to be deducted following reinstatement of the policy until such charge has been assessed, both before and after the lapse, for a total of 12 policy months.

               MONTHLY PER $1,000 CHARGE PER SPECIFIED AMOUNT*

     Attained    $25,000     $50,000     $100,000               Attained    $25,000     $50,000     $100,000
       Age      to 49,999   to 99,999   to 249,999   $250,000+     Age     to 49,999   to 99,999   to 249,999   $250,000+
     --------   ---------   ---------   ----------   ---------  --------   ---------   ---------   ----------   ---------
      0-25         .20         .15          .10         .05         40         .35         .30         .25          .13
       26          .21         .16          .11         .06         41         .36         .31         .26          .13
       27          .22         .17          .12         .06         42         .37         .32         .27          .14
       28          .23         .18          .13         .07         43         .38         .33         .28          .14
       29          .24         .19          .14         .07         44         .39         .34         .29          .15
       30          .25         .20          .15         .08         45         .40         .35         .30          .15
       31          .26         .21          .16         .08         46         .41         .36         .31          .16
       32          .27         .22          .17         .09         47         .42         .37         .32          .16
       33          .28         .23          .18         .09         48         .43         .38         .33          .17
       34          .29         .24          .19         .10         49         .44         .39         .34          .17
       35          .30         .25          .20         .10         50         .45         .40         .35          .18
       36          .31         .26          .21         .11         51         .46         .41         .36          .18
       37          .32         .27          .22         .11         52         .47         .42         .37          .19
       38          .33         .28          .23         .12         53         .48         .43         .38          .19
       39          .34         .29          .24         .12         54         .49         .44         .39          .20
                                                                   55+         .50         .45         .40          .20

       *During first 12 months following issue or increase in specified amount.

7.9             If the owner chooses death benefit option B, the cost of
COST OF         insurance is computed as a) multiplied by the result of b)
INSURANCE       minus c). If death benefit option A is chosen, the cost of insurance is computed as a) multiplied by b). In either case:

                   a) is the cost of insurance rate as described in the cost of insurance rate provisions, divided by 1000;

                   b) is the specified amount as described in the death benefit provisions as of the close of business on the monthly deduction day, divided by 1.0036748; and

                   c) is the cash value as of the close of business on the monthly deduction day.

                   The cost of insurance is determined separately for the initial specified amount and any increases made later. If the premium class for the initial specified amount is different from that of any increases, the cash value will first be considered a part of the initial specified amount. If the cash value as of the close of business on the monthly deduction day exceeds the initial specified amount, it will be considered to be a part of any increase in the specified amount in the same order as the increases occurred.

7.10               The cost of insurance rate is subject to the following
COST OF            rules:
INSURANCE RATE
                   a)     The rate for the initial specified amount is based
                          on your sex, premium class and attained age. For any increase in the specified amount, age will be determined from your age as of your last birthdate on the effective date of the increase.

                   b) The monthly rates will be determined by us based on our expectation as to future mortality experience.

                   c) If we change the rates, we will change them for everyone in your premium class.

                   d) The monthly guaranteed rates shown on page 5 are based on the 1980 Commissioners' Standard Ordinary Smoker and Nonsmoker Mortality Table. The monthly rate will never be more than the rates shown on page 5.

7.11               All minimum values in the policy are based on the
BASIS OF           Commissioners' 1980 Standard Ordinary Smoker and Non-smoker
VALUES             Mortality Table with an interest rate of 4.5% per year.

                   All of the values are the same or more than the minimums set by the laws of the state where the policy is delivered. We have filed a detailed statement of the way these values are determined with the insurance department in that state. It shows the figures and methods used.

7.12               While you live and prior to the maturity date, the owner
SURRENDER          may surrender all or a portion of the net cash value,
                   subject to the following rules:

                   a)     The request must be in writing to us.

                   b) The amount of any partial surrender must be at least $500 and may not exceed the lesser of:

                          (1) the net cash value less $500; or

                          (2) 90% of the net cash value.

                   c) The amount of any such surrender may be paid in cash or we will apply part or all of it under a payment option.

                d) We have the right to defer payment of a surrender from the declared interest option for up to 6 months.

                e) The amount of net cash value surrendered will be subject to a surrender charge. If the surrender charge is not paid in cash, such charge will be deducted from the amount surrendered.

                f) The death benefit will be reduced as a result of any partial surrender.

                g) A partial surrender will reduce the specified amount by the amount of cash value surrendered if Option B is in effect at the time of the surrender. If Option A is in effect at the time of the surrender, there will be no effect on specified amount.

                h) The specified amount remaining in force after a partial surrender may not be less than the minimum specified amount for the policy in effect on the date of the surrender, as published by the Company.

                i) If the entire net cash value is surrendered, all insurance in force will terminate.

                j) The cash value will be reduced by the amount of any partial surrender. The owner may tell us how to allocate a partial surrender among the subaccounts and the declared interest option. If the owner does not so instruct, we will allocate the partial surrender among the subaccounts and the declared interest option in the same proportion that the cash value in each of the subaccounts and the cash value of the declared interest option reduced by any outstanding policy loans bears to the total cash value reduced by any outstanding policy loans on the date we received the request.

7.13            Proceeds from complete surrenders, partial surrenders, and
DELAY OF        policy loans will usually be mailed to the owner within seven
PAYMENT         days after the owner's signed request is received in our home office. We will usually mail any death claim proceeds within seven days after we receive due proof of death. We will usually mail the maturity proceeds within seven days after the maturity date. We have the right to delay such payment whenever:

                a) the New York Stock Exchange is closed other than on customary weekend and a holiday closing;

                b) trading on the New York Stock Exchange is restricted as determined by the SEC;

                c) the SEC, by order, permits postponement for the protection of policyowners;

                d) as a result of an emergency, as determined by the SEC, it is not reasonably possible to dispose of securities; or

                e) it is not reasonably possible to determine the value of the net assets of the variable account.

                We have the right to defer payment which is derived from any amount paid to us by check or draft until we are satisfied the check or draft has been paid by the bank on which it is drawn.

                We also have the right to delay making a complete surrender, partial surrender, or policy loan from the declared interest option for up to six months from the date we receive the owner's request.

7.14            The insurance under this policy will continue until the earlier
CONTINUANCE     of:
OF INSURANCE
                a)  the end of any grace period during which a required
                    premium payment is not made;

                b) the date the owner surrenders this policy for its entire net cash value;

                c)  the date of your death; or

                d)  the date the policy matures.

                This provision will not continue the policy beyond the maturity date or continue any rider beyond its termination date as specified in the rider.

7.15            At least once each year we will send a report, without charge,
ANNUAL REPORT   to the owner which shows:

                a)  all premiums paid and charges made since the last report;

                b) the current cash value including the value in each subaccount and the declared interest option;

                c)  any partial surrenders since the last report;

                d)  any policy loans; and

                e)  the current death benefit.

                An illustrative report will be sent to the owner upon request. A fee may be charged for this report.

-------------------------------------------------------------------------------
                            SECTION 8 - POLICY LOANS
-------------------------------------------------------------------------------

8.1             The owner may obtain a cash loan at any time on the sole
CASH LOAN       security of this policy, if:

                a)  the policy is in force;

                b)  there is a net cash value.

                We have the right to delay making a policy loan from the declared interest option for up to six months from the date we receive the owner's request.

8.2             The total of all loans may not exceed 90% of the cash value as
LOAN VALUE      of the date of the most recent loan. For any loan that is
                made we will deduct interest in advance on the requested loan to the next policy anniversary.

8.3             The annual loan interest is to be paid in advance on each
LOAN INTEREST   anniversary.  Interest not paid when due will be added to the loan and will bear interest at the same rate. The loan interest rate will be variable, and from time to time we may set a new rate which will take effect on the next anniversary. The rate will not exceed 7.4% per year in advance, which is equal to an effective rate of 8% per year.
                Any increase in the rate will not exceed 1% per calendar year. No change in the rate will take effect in less than one calendar year from the previous change. We will send written notice of any change in the rate to the owner and to any assignee of record.

8.4             When the owner takes out a policy loan, an amount equal to the
LOAN            loan will be segregated within the declared interest option as
ALLOCATION      security for the loan. Amounts held as security for the loan will first be allocated to the cash value in the declared interest option. If the cash value in the declared interest option less any existing policy loan is not sufficient to cover the amount of the policy loan, the balance necessary will be transferred from the subaccounts on a proportional basis. This transfer is not treated as a transfer for the purpose of the transfer charge or the limit of one transfer in a policy year.

                A transfer will also be made from the subaccounts on a proportional basis for any due and unpaid loan interest if the cash value in the declared interest option is not sufficient to cover such interest option.

8.5             All or part of any policy loan may be repaid at any time while
LOAN            the policy is still in force. Loan amounts repaid will be
REPAYMENT       allocated to the declared interest option.

                If the net cash value is not large enough on any monthly deduction day to cover the monthly deduction charge, a grace period of 61 days will be allowed for the payment of a premium that, when reduced by the premium expense charges, is at least equal to three times the monthly deduction charge due on such date. We will mail notice of the required payment to the last known address of the owner of record. If we do not receive the required premium payment within 61 days of the date notice is sent, the policy will terminate without value at the end of the 61-day period.

                Any outstanding policy loans will be deducted from the proceeds at death, maturity or complete surrender.

-------------------------------------------------------------------------------
                        SECTION 9 - PAYMENT OF PROCEEDS
-------------------------------------------------------------------------------

9.1             The owner may choose to have the proceeds of this policy paid
CHOICE OF       under a payment option. After your death, the beneficiary may
OPTIONS         choose an option if the owner had not done so before your
                death. If no payment option is chosen, we will pay the proceeds of this policy in one sum. We may also fulfill our obligation under this policy by paying the proceeds in one sum if:

                a)  the proceeds are less than $2,000;

                b)  periodic payments become less than $20; or

                c) the payee is an assignee, estate, trustee, partnership, corporation, or association.

9.2             The choice of payment options are:
PAYMENT
OPTIONS         1)  INTEREST INCOME -- The proceeds will be left with us to earn interest. The interest will be paid every 1, 3, 6 or 12 months as the payee chooses. The rate of interest will be determined by us. The payee may withdraw all or part of the proceeds at any time.

                2) INCOME FOR FIXED TERM -- The proceeds will be paid out in equal installments for a fixed term of years.

                3) LIFE INCOME WITH TERM CERTAIN -- The proceeds will be paid out in equal installments for as long as the payee lives, but for not less than a term certain. The owner or payee may choose one of the terms certain shown in the payment option tables.

                4) INCOME FOR FIXED AMOUNT -- The proceeds will be paid out in equal installments of a specified amount. The payments will continue until all proceeds plus interest have been paid out.

                5) JOINT AND TWO-THIRDS TO SURVIVOR MONTHLY LIFE INCOME -- The proceeds will be paid out in equal monthly installments for as long as two joint payees live. When one payee dies, installments of two-thirds of the first installment will be paid to the surviving payee. Payments will stop when the surviving payee dies.

                The proceeds may be paid in any other manner requested and agreed to by us, or under any other payment options made available by the Company.

9.3             Proceeds applied under a payment option no longer earn
INTEREST AND    interest at the rate applied to the declared interest option
MORTALITY       or participate in the investment experience of the variable account. The minimum interest rate used in computing any payment option is 3% per year. Higher interest rates may be used on the effective date of the payment contract. We may at any time declare additional interest on these funds. The amount of additional interest and how it is determined will be set by us.

                The mortality table which is used for options 3) and 5) is the "1983 Table a" individual annuity mortality table.

9.4             For the owner to choose or change a payment option:
REQUIREMENTS
                a)  this contract must be in force;

                b) the request must be in writing to us at our home office; and

                c)  any prior option must be canceled.

                After your death, and before this contract is settled, for a beneficiary to choose or change a payment option:

                a)  a prior option by the owner cannot be in effect;

                b) the request must be in writing to us at our home office; and

                c)  any prior option must be canceled.

9.5             If a payment option has been chosen by the owner, it is
EFFECTIVE       effective on the date the proceeds of this policy are due. If a
DATE            beneficiary chooses a payment option, it is effective on the date of election. The first payment under options 2, 3, 4, or 5 is due on the effective date. The first payment under payment option 1 is due at the end of the period chosen.

9.6             If a payee dies, any remaining payments will be paid to a
DEATH OF        contingent payee. If no payee survives, we will pay the
PAYEE           commuted value of any remaining payments to the last payee's estate.

9.7             The payee may not withdraw the funds under a payment option
WITHDRAWAL      unless agreed to in the payment contract. We have the right to
OF PROCEEDS     defer a withdrawal for up to 6 months. We may also refuse to allow partial withdrawals of less than $250.

9.8             Payments under any payment option will be exempt from the claims
CLAIMS OF       of creditors to the maximum extent allowed by law.
CREDITORS

                              PAYMENT OPTION TABLES
                             (PER $1,000 OF PROCEEDS)


OPTION 2 - INCOME FOR FIXED TERM
INSTALLMENTS PER $1,000 PROCEEDS
--------------------------------
 NUMBER
OF YEARS     ANNUAL     MONTHLY
--------------------------------
   1        $1,000.00    $84.47
   2           507.39     42.86
   3           343.23     28.99
   4           261.19     22.06
   5           211.99     17.91

   6           179.22     15.14
   7           155.83     13.16
   8           138.31     11.68
   9           124.69     10.53
  10           113.82      9.61

  11           104.93      8.86
  12            97.54      8.24
  13            91.29      7.71
  14            85.95      7.26
  15            81.33      6.87

  16            77.29      6.53
  17            73.74      6.23
  18            70.59      5.96
  19            67.78      5.73
  20            65.26      5.51

  21            62.98      5.32
  22            60.92      5.15
  23            59.04      4.99
  24            57.33      4.84
  25            55.76      4.71

  26            54.31      4.59
  27            52.97      4.47
  28            51.74      4.37
  29            50.60      4.27
  30            49.53      4.18

                              GUARANTEED SETTLEMENT OPTION 3
                               LIFE INCOME WITH TERM CERTAIN
                         MONTHLY INSTALLMENTS PER $1,000 PROCEEDS
  ------------------------------------------------------------------------------------------
                   MALE                                           FEMALE
  ------------------------------------------------------------------------------------------
               YEARS CERTAIN                                   YEARS CERTAIN
  AGE      0      5     10     15      20       AGE       0      5      10      15      20
  ------------------------------------------------------------------------------------------
  0-21  $3.06  $3.05  $3.05  $3.05   $3.05      0-21   $2.95   $2.95   $2.95   $2.94   $2.94
   22    3.08   3.08   3.07   3.07    3.07       22     2.96    2.96    2.96    2.96    2.96
   23    3.10   3.10   3.09   3.09    3.09       23     2.98    2.98    2.98    2.98    2.98
   24    3.12   3.12   3.12   3.11    3.11       24     3.00    3.00    3.00    3.00    2.99
   25    3.14   3.14   3.14   3.14    3.13       25     3.02    3.02    3.02    3.02    3.01
  ------------------------------------------------------------------------------------------
   26    3.17   3.17   3.16   3.16    3.15       26     3.04    3.04    3.04    3.03    3.03
   27    3.19   3.19   3.19   3.19    3.18       27     3.06    3.06    3.06    3.06    3.05
   28    3.22   3.22   3.22   3.21    3.20       28     3.08    3.08    3.08    3.08    3.07
   29    3.25   3.25   3.24   3.24    3.23       29     3.10    3.10    3.10    3.10    3.09
   30    3.28   3.28   3.27   3.27    3.26       30     3.13    3.13    3.12    3.12    3.12
  ------------------------------------------------------------------------------------------
   31    3.31   3.31   3.30   3.30    3.29       31     3.15    3.15    3.15    3.14    3.14
   32    3.34   3.34   3.33   3.33    3.32       32     3.18    3.17    3.17    3.17    3.16
   33    3.37   3.37   3.37   3.36    3.35       33     3.20    3.20    3.20    3.20    3.19
   34    3.41   3.41   3.40   3.39    3.38       34     3.23    3.23    3.23    3.22    3.22
   35    3.44   3.44   3.44   3.43    3.41       35     3.26    3.26    3.26    3.25    3.24
  ------------------------------------------------------------------------------------------
   36    3.48   3.48   3.48   3.46    3.45       36     3.29    3.29    3.29    3.28    3.27
   37    3.52   3.52   3.51   3.50    3.48       37     3.32    3.32    3.32    3.31    3.30
   38    3.57   3.56   3.56   3.54    3.52       38     3.35    3.35    3.35    3.34    3.33
   39    3.61   3.61   3.60   3.58    3.56       39     3.39    3.39    3.38    3.38    3.37
   40    3.66   3.65   3.64   3.63    3.60       40     3.42    3.42    3.42    3.41    3.40
  ------------------------------------------------------------------------------------------
   41    3.71   3.70   3.69   3.67    3.64       41     3.46    3.46    3.46    3.45    3.43
   42    3.76   3.75   3.74   3.72    3.68       42     3.50    3.50    3.50    3.49    3.47
   43    3.81   3.81   3.79   3.77    3.73       43     3.54    3.54    3.54    3.53    3.51
   44    3.87   3.86   3.85   3.82    3.77       44     3.59    3.59    3.58    3.57    3.55
   45    3.93   3.92   3.90   3.87    3.82       45     3.63    3.63    3.63    3.61    3.59
  ------------------------------------------------------------------------------------------
   46    3.99   3.98   3.96   3.92    3.87       46     3.68    3.68    3.67    3.66    3.63
   47    4.05   4.05   4.02   3.98    3.92       47     3.73    3.73    3.72    3.71    3.68
   48    4.12   4.11   4.09   4.04    3.97       48     3.79    3.79    3.77    3.76    3.72
   49    4.19   4.18   4.15   4.10    4.03       49     3.84    3.84    3.83    3.81    3.77
   50    4.27   4.26   4.22   4.17    4.08       50     3.90    3.90    3.89    3.86    3.82
  ------------------------------------------------------------------------------------------
   51    4.34   4.33   4.29   4.23    4.14       51     3.97    3.96    3.95    3.92    3.88
   52    4.43   4.41   4.37   4.30    4.20       52     4.03    4.03    4.01    3.98    3.93
   53    4.51   4.50   4.45   4.37    4.26       53     4.10    4.10    4.08    4.04    3.99
   54    4.60   4.59   4.54   4.45    4.32       54     4.18    4.17    4.15    4.11    4.04
   55    4.70   4.68   4.62   4.53    4.39       55     4.25    4.25    4.22    4.18    4.11
  ------------------------------------------------------------------------------------------
   56    4.80   4.78   4.72   4.61    4.45       56     4.34    4.33    4.30    4.25    4.17
   57    4.91   4.89   4.82   4.69    4.51       57     4.42    4.41    4.38    4.32    4.23
   58    5.03   5.00   4.92   4.78    4.58       58     4.52    4.50    4.47    4.40    4.30
   59    5.15   5.12   5.03   4.87    4.64       59     4.61    4.60    4.56    4.48    4.37
   60    5.28   5.25   5.14   4.96    4.71       60     4.72    4.70    4.66    4.57    4.44
  ------------------------------------------------------------------------------------------
   61    5.42   5.39   5.26   5.06    4.78       61     4.83    4.81    4.76    4.66    4.51
   62    5.57   5.53   5.39   5.16    4.84       62     4.95    4.93    4.86    4.75    4.58
   63    5.74   5.69   5.52   5.26    4.90       63     5.07    5.05    4.98    4.85    4.65
   64    5.91   5.85   5.66   5.36    4.96       64     5.21    5.18    5.10    4.95    4.72
   65    6.10   6.03   5.81   5.46    5.02       65     5.35    5.32    5.22    5.05    4.79
  ------------------------------------------------------------------------------------------
   66    6.29   6.21   5.96   5.56    5.08       66     5.51    5.47    5.36    5.16    4.86
   67    6.50   6.41   6.11   5.66    5.13       67     5.67    5.63    5.50    5.26    4.93
   68    6.73   6.62   6.28   5.76    5.18       68     5.85    5.80    5.65    5.37    5.00
   69    6.97   6.84   6.44   5.86    5.23       69     6.04    5.98    5.80    5.49    5.06
   70    7.23   7.07   6.61   5.96    5.27       70     6.25    6.18    5.96    5.60    5.12
  ------------------------------------------------------------------------------------------
   71    7.51   7.32   6.78   6.05    5.31       71     6.47    6.39    6.14    5.71    5.18
   72    7.80   7.58   6.96   6.14    5.34       72     6.71    6.62    6.31    5.83    5.23
   73    8.12   7.85   7.14   6.23    5.37       73     6.97    6.86    6.50    5.94    5.28
   74    8.45   8.14   7.32   6.31    5.40       74     7.26    7.12    6.69    6.04    5.32
   75    8.82   8.44   7.49   6.38    5.42       75     7.56    7.39    6.89    6.14    5.35
  ------------------------------------------------------------------------------------------
   76    9.21   8.76   7.67   6.45    5.44       76     7.90    7.69    7.09    6.24    5.39
   77    9.62   9.09   7.84   6.51    5.45       77     8.26    8.01    7.29    6.33    5.41
   78   10.07   9.44   8.01   6.57    5.47       78     8.65    8.34    7.49    6.41    5.43
   79   10.55   9.80   8.17   6.62    5.48       79     9.07    8.69    7.69    6.48    5.45
   80   11.06  10.17   8.33   6.66    5.49       80     9.53    9.07    7.89    6.55    5.47
  ------------------------------------------------------------------------------------------
   81   11.61  10.55   8.48   6.70    5.49       81     10.03   9.46    8.08    6.61    5.48
   82   12.19  10.94   8.61   6.73    5.50       82     10.57   9.87    8.26    6.66    5.49
   83   12.81  11.33   8.74   6.76    5.50       83     11.16  10.30    8.43    6.70    5.49
   84   13.46  11.72   8.86   6.79    5.51       84     11.79  10.74    8.59    6.74    5.50
   85   14.16  12.12   8.97   6.81    5.51       85     12.48  11.19    8.74    6.77    5.50
  ------------------------------------------------------------------------------------------
      AGES OVER 85 RATED AS AGE 85                      AGES OVER 85 RATED AS AGE 85

                        GUARANTEED SETTLEMENT OPTION 5
            JOINT AND TWO-THIRDS TO SURVIVOR MONTHLY LIFE INCOME
                 MONTHLY INSTALLMENTS PER $1,000 OF PROCEEDS

                                                             FEMALE AGE
MALE
AGE      46    47    48    49    50    51    52    53    54    55    56    57    58    59    60    61    62    63    64    65
     ------------------------------------------------------------------------------------------------------------------------
46     3.69  3.71  3.74  3.77  3.80  3.82  3.85  3.88  3.91  3.94  3.97  4.01  4.04  4.07  4.11  4.14  4.18  4.21  4.25  4.29
47     3.71  3.74  3.77  3.79  3.82  3.85  3.88  3.91  3.94  3.97  4.01  4.04  4.07  4.11  4.14  4.18  4.22  4.25  4.29  4.33
48     3.74  3.76  3.79  3.82  3.85  3.88  3.91  3.94  3.97  4.01  4.04  4.07  4.11  4.14  4.18  4.22  4.26  4.29  4.33  4.37
49     3.76  3.79  3.82  3.85  3.88  3.91  3.94  3.97  4.01  4.04  4.07  4.11  4.15  4.18  4.22  4.26  4.30  4.34  4.38  4.42
50     3.79  3.81  3.84  3.87  3.91  3.94  3.97  4.00  4.04  4.07  4.11  4.15  4.18  4.22  4.26  4.30  4.34  4.38  4.42  4.47
51     3.81  3.84  3.87  3.90  3.93  3.97  4.00  4.04  4.07  4.11  4.14  4.18  4.22  4.26  4.30  4.34  4.38  4.43  4.47  4.51
52     3.84  3.87  3.90  3.93  3.96  4.00  4.03  4.07  4.11  4.14  4.18  4.22  4.26  4.30  4.34  4.38  4.43  4.47  4.52  4.56
53     3.86  3.89  3.93  3.96  3.99  4.03  4.06  4.10  4.14  4.18  4.22  4.26  4.30  4.34  4.38  4.43  4.47  4.52  4.57  4.61
54     3.89  3.92  3.95  3.99  4.02  4.06  4.10  4.13  4.17  4.21  4.25  4.30  4.34  4.38  4.43  4.47  4.52  4.57  4.62  4.67
55     3.92  3.95  3.98  4.02  4.05  4.09  4.13  4.17  4.21  4.25  4.29  4.34  4.38  4.43  4.47  4.52  4.57  4.62  4.67  4.72
56     3.94  3.98  4.01  4.05  4.08  4.12  4.16  4.20  4.24  4.29  4.33  4.38  4.42  4.47  4.52  4.57  4.62  4.67  4.72  4.77
57     3.97  4.01  4.04  4.08  4.12  4.16  4.20  4.24  4.28  4.32  4.37  4.42  4.46  4.51  4.56  4.61  4.67  4.72  4.77  4.83
58     4.00  4.03  4.07  4.11  4.15  4.19  4.23  4.27  4.32  4.36  4.41  4.46  4.51  4.56  4.61  4.66  4.72  4.77  4.83  4.89
59     4.03  4.06  4.10  4.14  4.18  4.22  4.27  4.31  4.36  4.40  4.45  4.50  4.55  4.60  4.66  4.71  4.77  4.83  4.89  4.95
60     4.06  4.10  4.13  4.17  4.22  4.26  4.30  4.35  4.39  4.44  4.49  4.54  4.60  4.65  4.71  4.76  4.82  4.88  4.95  5.01
61     4.09  4.13  4.17  4.21  4.25  4.29  4.34  4.39  4.43  4.48  4.53  4.59  4.64  4.70  4.76  4.82  4.88  4.94  5.00  5.07
62     4.12  4.16  4.20  4.24  4.28  4.33  4.38  4.42  4.47  4.53  4.58  4.63  4.69  4.75  4.81  4.87  4.93  5.00  5.07  5.13
63     4.15  4.19  4.23  4.28  4.32  4.37  4.41  4.46  4.51  4.57  4.62  4.68  4.74  4.80  4.86  4.92  4.99  5.06  5.13  5.20
64     4.18  4.22  4.27  4.31  4.36  4.40  4.45  4.50  4.56  4.61  4.67  4.73  4.79  4.85  4.91  4.98  5.05  5.12  5.19  5.27
65     4.22  4.26  4.30  4.35  4.39  4.44  4.49  4.54  4.60  4.65  4.71  4.77  4.83  4.90  4.97  5.04  5.11  5.18  5.26  5.33
66     4.25  4.29  4.34  4.38  4.43  4.48  4.53  4.58  4.64  4.70  4.76  4.82  4.88  4.95  5.02  5.09  5.17  5.24  5.32  5.40
67     4.28  4.33  4.37  4.42  4.47  4.52  4.57  4.63  4.68  4.74  4.80  4.87  4.93  5.00  5.07  5.15  5.23  5.30  5.39  5.47
68     4.32  4.36  4.41  4.46  4.51  4.56  4.61  4.67  4.73  4.79  4.85  4.92  4.98  5.06  5.13  5.21  5.29  5.37  5.45  5.54
69     4.35  4.40  4.44  4.49  4.54  4.60  4.65  4.71  4.77  4.83  4.90  4.97  5.04  5.11  5.19  5.26  5.35  5.43  5.52  5.61
70     4.39  4.43  4.48  4.53  4.58  4.64  4.69  4.75  4.81  4.88  4.94  5.01  5.09  5.16  5.24  5.32  5.41  5.50  5.59  5.68
71     4.42  4.47  4.52  4.57  4.62  4.68  4.73  4.79  4.86  4.92  4.99  5.06  5.14  5.22  5.30  5.38  5.47  5.56  5.65  5.75
72     4.45  4.50  4.55  4.60  4.66  4.72  4.78  4.84  4.90  4.97  5.04  5.11  5.19  5.27  5.35  5.44  5.53  5.62  5.72  5.82
73     4.49  4.54  4.59  4.64  4.70  4.76  4.82  4.88  4.95  5.01  5.09  5.16  5.24  5.32  5.41  5.50  5.59  5.69  5.79  5.89
74     4.52  4.57  4.63  4.68  4.74  4.80  4.86  4.92  4.99  5.06  5.13  5.21  5.29  5.38  5.46  5.56  5.65  5.75  5.86  5.97
75     4.56  4.61  4.66  4.72  4.78  4.84  4.90  4.97  5.03  5.11  5.18  5.26  5.34  5.43  5.52  5.61  5.71  5.82  5.92  6.04
76     4.59  4.64  4.70  4.76  4.81  4.88  4.94  5.01  5.08  5.15  5.23  5.31  5.39  5.48  5.57  5.67  5.77  5.88  5.99  6.11
77     4.63  4.68  4.74  4.79  4.85  4.92  4.98  5.05  5.12  5.20  5.28  5.36  5.44  5.54  5.63  5.73  5.83  5.94  6.06  6.18
78     4.66  4.72  4.77  4.83  4.89  4.95  5.02  5.09  5.16  5.24  5.32  5.41  5.49  5.59  5.68  5.79  5.89  6.01  6.12  6.25
79     4.70  4.75  4.81  4.87  4.93  4.99  5.06  5.13  5.21  5.29  5.37  5.45  5.54  5.64  5.74  5.84  5.95  6.07  6.19  6.32
80     4.73  4.78  4.84  4.90  4.97  5.03  5.10  5.17  5.25  5.33  5.41  5.50  5.59  5.69  5.79  5.90  6.01  6.13  6.25  6.38
81     4.76  4.82  4.88  4.94  5.00  5.07  5.14  5.21  5.29  5.37  5.46  5.55  5.64  5.74  5.84  5.95  6.07  6.19  6.32  6.45
82     4.79  4.85  4.91  4.97  5.04  5.11  5.18  5.25  5.33  5.41  5.50  5.59  5.69  5.79  5.90  6.01  6.13  6.25  6.38  6.52
83     4.83  4.88  4.94  5.01  5.07  5.14  5.21  5.29  5.37  5.46  5.54  5.64  5.73  5.84  5.95  6.06  6.18  6.31  6.44  6.58
84     4.86  4.91  4.98  5.04  5.11  5.18  5.25  5.33  5.41  5.50  5.58  5.68  5.78  5.88  5.99  6.11  6.23  6.36  6.50  6.64
85     4.88  4.94  5.01  5.07  5.14  5.21  5.29  5.36  5.45  5.53  5.62  5.72  5.82  5.93  6.04  6.16  6.28  6.42  6.56  6.70

                                                             FEMALE AGE
MALE
AGE      66    67    68    69    70    71    72    73    74    75    76    77    78    79    80    81    82    83    84    85
     ------------------------------------------------------------------------------------------------------------------------
46     4.32  4.36  4.40  4.44  4.48  4.52  4.57  4.61  4.65  4.70  4.74  4.79  4.83  4.88  4.92  4.97  5.01  5.06  5.10  5.14
47     4.37  4.41  4.45  4.49  4.53  4.58  4.62  4.66  4.71  7.76  4.80  4.85  4.89  4.94  4.99  5.03  5.08  5.13  5.17  5.21
48     4.41  4.45  4.50  4.54  4.58  4.63  4.67  4.72  4.77  4.81  4.86  4.91  4.96  5.01  5.05  5.10  5.15  5.20  5.24  5.29
49     4.46  4.50  4.55  4.59  4.64  4.68  4.73  4.78  4.83  4.87  4.92  4.97  5.02  5.07  5.12  5.17  5.22  5.27  5.32  5.36
50     4.51  4.55  4.60  4.64  4.69  4.74  4.79  4.84  4.89  4.94  4.99  5.04  5.09  5.14  5.19  5.24  5.30  5.35  5.39  5.44
51     4.56  4.60  4.65  4.70  4.75  4.80  4.85  4.90  4.95  5.00  5.05  5.11  5.16  5.21  5.27  5.32  5.37  5.42  5.48  5.53
52     4.61  4.66  4.71  4.76  4.81  4.86  4.91  4.96  5.02  5.07  5.12  5.18  5.23  5.29  5.34  5.40  5.45  5.51  5.56  5.61
53     4.66  4.71  4.76  4.81  4.87  4.92  4.97  5.03  5.08  5.14  5.20  5.25  5.31  5.37  5.42  5.48  5.54  5.59  5.65  5.70
54     4.72  4.77  4.82  4.87  4.93  4.98  5.04  5.10  5.15  5.21  5.27  5.33  5.39  5.45  5.51  5.57  5.63  5.68  5.74  5.80
55     4.77  4.83  4.88  4.93  4.99  5.05  5.11  5.17  5.23  5.29  5.35  5.41  5.47  5.53  5.60  5.66  5.72  5.78  5.84  5.90
56     4.83  4.88  4.94  5.00  5.06  5.12  5.18  5.24  5.30  5.37  5.43  5.49  5.56  5.62  5.69  5.75  5.81  5.88  5.94  6.00
57     4.89  4.94  5.00  5.06  5.13  5.19  5.25  5.32  5.38  5.45  5.51  5.58  5.65  5.72  5.78  5.85  5.92  5.98  6.05  6.11
58     4.95  5.01  5.07  5.13  5.20  5.26  5.33  5.40  5.46  5.53  5.60  5.67  5.74  5.81  5.88  5.95  6.02  6.09  6.16  6.22
59     5.01  5.07  5.14  5.20  5.27  5.34  5.41  5.48  5.55  5.62  5.69  5.77  5.84  5.91  5.99  6.06  6.13  6.21  6.28  6.35
60     5.07  5.14  5.21  5.27  5.34  5.42  5.49  5.56  5.64  5.71  5.79  5.87  5.94  6.02  6.10  6.18  6.25  6.33  6.40  6.47
61     5.14  5.21  5.26  5.35  5.42  5.50  5.57  5.65  5.73  5.81  5.89  5.97  6.05  6.13  6.21  6.29  6.37  6.45  6.53  6.61
62     5.20  5.28  5.35  5.42  5.50  5.58  5.66  5.74  5.82  5.91  5.99  6.08  6.16  6.25  6.33  6.42  6.50  6.59  6.67  6.75
63     5.27  5.35  5.42  5.50  5.58  5.67  5.75  5.84  5.92  6.01  6.10  6.19  6.28  6.37  6.48  6.55  6.64  6.73  6.81  6.90
64     5.34  5.42  5.50  5.58  5.67  5.75  5.84  5.93  6.02  6.12  6.21  6.31  6.40  6.50  6.59  6.69  6.78  6.87  6.97  7.06
65     5.41  5.49  5.58  5.67  5.75  5.84  5.94  6.03  6.13  6.23  6.33  6.43  6.53  6.63  6.73  6.83  6.93  7.03  7.12  7.22
66     5.48  5.57  5.66  5.75  5.84  5.94  6.03  6.13  6.24  6.34  6.44  6.55  6.66  6.76  6.87  6.97  7.08  7.19  7.29  7.39
67     5.56  5.65  5.74  5.83  5.93  6.03  6.13  6.24  6.35  6.45  6.56  6.68  6.79  6.90  7.01  7.13  7.24  7.35  7.46  7.57
68     5.63  5.72  5.82  5.92  6.02  6.13  6.23  6.34  6.46  6.57  6.69  6.81  6.93  7.05  7.17  7.29  7.40  7.52  7.64  7.76
69     5.70  5.80  5.90  6.01  6.11  6.22  6.34  6.45  6.57  6.69  6.82  6.94  7.07  7.19  7.32  7.45  7.58  7.70  7.83  7.95
70     5.78  5.88  5.98  6.09  6.20  6.32  6.44  6.56  6.69  6.81  6.95  7.08  7.21  7.35  7.48  7.62  7.75  7.89  8.02  8.15
71     5.85  5.98  6.07  6.18  6.30  6.42  6.54  6.67  6.80  6.94  7.08  7.22  7.36  7.50  7.64  7.79  7.93  8.08  8.22  8.36
72     5.93  6.04  6.15  6.27  6.39  6.52  6.65  6.78  6.92  7.07  7.21  7.36  7.51  7.66  7.81  7.97  8.12  8.27  8.43  8.58
73     6.00  6.12  6.24  6.36  6.49  6.62  6.76  6.90  7.04  7.19  7.35  7.50  7.66  7.82  7.98  8.15  8.31  8.48  8.64  8.80
74     6.08  6.20  6.32  6.45  6.58  6.72  6.86  7.01  7.16  7.32  7.48  7.65  7.82  7.99  8.16  8.33  8.51  8.68  8.86  9.03
75     6.15  6.28  6.40  6.54  6.68  6.82  6.97  7.13  7.29  7.45  7.62  7.80  7.97  8.16  8.34  8.52  8.71  8.90  9.08  9.27
76     6.23  6.36  6.49  6.63  6.77  6.92  7.08  7.24  7.41  7.58  7.76  7.95  8.13  8.33  8.52  8.72  8.91  9.11  9.31  9.51
77     6.30  6.43  6.57  6.71  6.86  7.02  7.18  7.35  7.53  7.71  7.90  8.10  8.29  8.50  8.70  8.91  9.12  9.34  9.55  9.76
78     6.38  6.51  6.65  6.80  6.96  7.12  7.29  7.47  7.65  7.84  8.04  8.25  8.46  8.67  8.89  9.11  9.33  9.56  9.79 10.01
79     6.45  6.59  6.74  6.89  7.05  7.22  7.40  7.58  7.77  7.97  8.18  8.40  8.62  8.84  9.07  9.31  9.55  9.79 10.03 10.27
80     6.52  6.67  6.82  6.97  7.14  7.32  7.50  7.69  7.89  8.10  8.32  8.55  8.78  9.02  9.26  9.51  9.76 10.02 10.28 10.54
81     6.59  6.74  6.90  7.06  7.23  7.41  7.60  7.80  8.01  8.23  8.46  8.69  8.94  9.19  9.45  7.71  9.98 10.25 10.53 10.80
82     6.66  6.81  6.97  7.14  7.32  7.51  7.70  7.91  8.13  8.36  8.59  8.84  9.09  9.36  9.63  9.91 10.19 10.48 10.77 11.07
83     6.73  6.88  7.05  7.22  7.41  7.60  7.80  8.02  8.24  8.48  8.73  8.98  9.25  9.53  9.81 10.10 10.40 10.71 11.02 11.33
84     6.79  6.95  7.12  7.30  7.49  7.69  7.90  8.12  8.35  8.60  8.86  9.12  9.40  9.69  9.99 10.30 10.61 10.94 11.26 11.60
85     6.86  7.02  7.19  7.38  7.57  7.78  7.99  8.22  8.46  8.72  8.98  9.26  9.55  9.85 10.16 10.49 10.82 11.16 11.51 11.86

AGES OVER 85 RATED AS 85

                         NON-PARTICIPATING
                         FLEXIBLE PREMIUM VARIABLE
                         LIFE INSURANCE POLICY


                         If you have any questions concerning this policy or if anyone suggests that you change or replace this policy, please contact your Farm Bureau Life agent or our home office. (515-225-5400)



          FARM BUREAU
          LIFE INSURANCE COMPANY                            [LOGO]

          5400 University Avenue
          West Des Moines, Iowa 50266-5997



-------------------------------------------------------------------------------
434-114(03-96)